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                                                                     Exhibit 4.3

                       FIRST AMENDMENT TO CREDIT AGREEMENT


         THIS FIRST AMENDMENT TO CREDIT AGREEMENT dated as of March 30, 2002, amends that certain Amended and Restated Credit Agreement dated as of January 11, 2002 ( the "Agreement"), by and among RAINBOW RENTALS, INC. an Ohio corporation (the "Borrower"), the Banks party thereto and NATIONAL CITY BANK, as Agent for the Banks (the "Agent").

                                   BACKGROUND

                  WHEREAS, pursuant to the Agreement the Agent and the Banks provided to the Borrower a revolving credit facility in an aggregate principal amount not to exceed $25,000,000 at any one time outstanding;

                  WHEREAS, the Borrower has requested the Banks to amend the definition of Consolidated Adjusted Cash Flow from Operations in the Agreement; and

                  WHEREAS, the Banks have agreed to amend the definition in the Agreement, subject to the terms and conditions hereinafter set forth.

                  NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements and intending to be legally bound hereby, covenant and agree as follows:

                                    AGREEMENT

1. DEFINITIONS. Capitalized terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Agreement.

2.       AMENDMENT TO SECTION 1.1 [DEFINED TERMS]. The following definition in
         Section 1.1 of the Agreement is hereby amended and restated as follows:

                  "CONSOLIDATED ADJUSTED CASH FLOW FROM OPERATIONS for any period of determination shall mean (i) the sum of net income, interest expense, other non-cash charges to net income, and income tax expense and minus (ii) non-cash credits to net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP. If the Borrower or any Loan Party shall have made one or more Permitted Acquisitions as permitted under Section 8.2.6(2) during the period of determination, Consolidated Adjusted Cash Flow from Operations for such period shall be adjusted on a pro forma basis reasonably acceptable to the Agent and based upon the historical

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financial statements reasonably acceptable to the Agent of the Person or assets acquired to give effect to such Permitted Acquisitions as if they had occurred at the beginning of such period. The pro forma adjustment shall include any income or loss attributable to the ownership interests or assets purchased, excluding in the case of a stock acquisition of the Person acquired any income on the historical financial statements attributable to stock or asset dispositions made prior to the time of the Permitted Acquisition. The pro forma adjustment shall exclude any income on the historical financial statements attributable to stock or assets acquired under the Permitted Acquisition which the Borrower or the Loan Party contemplate disposing of following the Permitted Acquisition. The pro forma adjustment may include any reasonable projected cost savings and cost reductions forecasted by the Borrower based upon the Permitted Acquisition unless the Agent objects to the inclusion of such items."

3. EXHIBIT 8.3.4. Exhibit 8.3.4 to the Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit 8.3.4 to this Amendment.

4. REAFFIRMATION OF COLLATERAL. The Borrower acknowledges and agrees that the security interests and liens in the Collateral granted by the Borrower to the Agent and the Banks which secure the Loans and other obligations under the Agreement and the other Loan Documents continue in full force and effect and secure the obligations of the Borrower as amended hereby.

5. CONTINUING EFFECT. The Agreement, the other Loan Documents and all prior amendments and modifications thereto are hereby modified solely to the extent that any of the terms or provisions are irreconcilably inconsistent with the terms and provisions of this Amendment and the documents executed and delivered in connection herewith.

6. REAFFIRMATION OF LOAN DOCUMENTS. The Borrower reconfirms and ratifies the Agreement and the other Loan Documents all in accordance with their respective terms, except to the extent that any of those terms are expressly modified by the provisions of this Amendment and the documents executed and delivered in connection herewith, and the Borrower confirms that the Agreement and the Loan Documents have at all times since the date of their respective execution and delivery continued in full force and effect.

7. POWER AND AUTHORITY. The Borrower represents that it has the corporate power and has been duly authorized by all requisite corporate action to execute and deliver this Amendment and to perform its obligations hereunder.

8. DUE EXECUTION; ENFORCEABILITY; EFFECTIVE DATE. This Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms. Each of the parties hereto acknowledges and agrees that the parties intend the effective date of this Amendment be treated for all purposes as having occurred on March 30, 2002, regardless of whether certain of the parties may have executed this Amendment after March 30, 2002.

9. NO CONFLICT. Neither this Amendment nor the consummation of the transactions contemplated herein nor the performance by the Borrower of its obligations hereunder or under the Agreement or the Loan Documents will (i) violate any law, rule or regulation or court order to which any such party is subject; (ii) conflict with or result in a breach of either the Borrower's certificate of incorporation or bylaws or any agreement or

                                      -2-

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         instrument to which the Borrower is subject or by which its properties are bound or (iii) result in the creation or imposition of any lien, security interest or encumbrance on any property of the Borrower, whether now owned or hereafter acquired, other than liens in favor of the Agent and the Banks.


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              [SIGNATURE PAGE TO FIRST AMENDMENT CREDIT AGREEMENT]

                  IN WITNESS WHEREOF and intending to be legally bound hereby, the parties hereto have executed this Amendment as of the date first above written.

                             BORROWER:

   ATTEST:                   RAINBOW RENTALS, INC.


   /s/ Nancy Davis           By:  /s/ Wayland J. Russell
   --------------------           ---------------------------------------------
                             Name:  Wayland J. Russell
                                    -------------------------------------------
                             Title:  Chief Executive Officer
                                     ------------------------------------------


                             BANKS:

                             NATIONAL CITY BANK, individually and as Agent


                             By: /s/ David P. Dobstaff
                                -----------------------------------------------
                             Name: David P. Dobstaff
                                  ---------------------------------------------
                             Title: Vice President
                                   --------------------------------------------


                             COMERICA BANK


                             By: /s/ Catherine B. Meister
                                -----------------------------------------------
                             Name:   Catherine B. Meister
                                  ---------------------------------------------
                             Title:  Vice President
                                   --------------------------------------------


                             U.S. BANK NATIONAL ASSOCIATION


                             By: /s/ Christine C. Gencer
                                -----------------------------------------------
                             Name:  Christine C. Gencer
                                  ---------------------------------------------
                             Title: Vice President
                                   --------------------------------------------